EXHIBIT 3.1.2



                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                          CAPSTAR HOTEL INVESTORS, INC.


                     ______________________________________

                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware
                     ______________________________________


          CapStar Hotel Investors, Inc., a Delaware corporation (hereinafter called the "Corporation"), does hereby certify as follows:

          FIRST: Article 1 of the Corporation's Certificate of Incorporation, as amended on June 21, 1996 (the "Amended and Restated Certificate of Incorporation"), is hereby further amended to read in its entirety as set forth below:

          1. Name. The name of the corporation is CapStar Hotel Company (hereinafter the "Corporation").

          SECOND:  The foregoing amendment was duly adopted in accordance with
     Section 242 of the General Corporation Law of the State of Delaware.


          IN WITNESS WHEREOF, Paul W. Whetsell has caused this Certificate to be duly executed in its corporate named this 18th day of July, 1996.

                    CAPSTAR HOTEL INVESTORS, INC.


                    By: /s/ Paul W. Whetsell
                        -----------------------------------------
                         President and Chief Executive Officer